Exhibit 10.3

Participant
Ticker	INTC	Name	Participant ID

Grant Detail
Plan	Grant ID	Grant Date	Grant Type	Grant Price	Expiration Date	Grant Status
INTEL CORPORATION
2006 EQUITY INCENTIVE PLAN
FORM OF TERMS AND CONDITIONS RELATING TO NON-QUALIFIED
STOCK OPTIONS GRANTED TO PAUL S. OTELLINI UNDER THE
INTEL CORPORATION 2006 EQUITY INCENTIVE PLAN
1. TERMS OF OPTION
The following standard terms and conditions (“Standard Terms”) apply to Non-Qualified Stock Options granted to Paul S. Otellini under the Intel Corporation 2006 Equity Incentive Plan (the “2006 Plan”) (other than grants made under the SOP Plus or ELTSOP programs).
2. NONQUALIFIED STOCK OPTION
The option is not intended to be an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and will be interpreted accordingly.
3. OPTION PRICE
The exercise price of the option (the “option price”) is 100% of the market value of the common stock of Intel Corporation (“Intel” or the “Corporation”), $.001 par value (the “Common Stock”), on the date of grant, as specified in the Notice of Grant. “Market value” means the average of the highest and lowest sales prices of the Common Stock as reported by NASDAQ.
4. TERM OF OPTION AND EXERCISE OF OPTION
To the extent the option has become exercisable (vested) during the periods indicated in the Notice of Grant and has not been previously exercised, and subject to termination or acceleration as provided in these Standard Terms and the requirements of these Standard Terms, the Notice of Grant and the 2006 Plan, you may exercise the option to purchase up to the number of shares of the Common Stock set forth in the Notice of Grant.

Notwithstanding anything to the contrary in Sections 6 through 9 hereof, no part of the option may be exercised after seven (7) years from the date of grant.
The process for exercising the option (or any part thereof) is governed by these Standard Terms, the Notice of Grant, the 2006 Plan and your agreements with Intel’s stock plan administrator. Exercises of stock options will be processed as soon as practicable. The option price may be paid (a) in cash, (b) by arrangement with Intel’s stock plan administrator which is acceptable to Intel where payment of the option price is made pursuant to an irrevocable direction to the broker to deliver all or part of the proceeds from the sale of the shares of the Common Stock issuable under the option to Intel, (c) by delivery of any other lawful consideration approved in advance by the Committee of the Board of Directors of Intel established pursuant to the 2006 Plan (the “Committee”) or its delegate, or (d) in any combination of the foregoing. Fractional shares may not be exercised. Shares of the Common Stock will be issued as soon as practicable. You will have the rights of a stockholder only after the shares of the Common Stock have been issued. For administrative or other reasons, Intel may from time to time suspend the ability of employees to exercise options for limited periods of time.
Notwithstanding the above, Intel shall not be obligated to deliver any shares of the Common Stock during any period when Intel determines that the exercisability of the option or the delivery of shares hereunder would violate any federal, state or other applicable laws.
Notwithstanding anything to the contrary in these Standard Terms or the applicable Notice of Grant, Intel may reduce your unvested options if you change classification from a full-time employee to a part-time employee.
IF AN EXPIRATION DATE DESCRIBED HEREIN FALLS ON A WEEKDAY, YOU MUST EXERCISE YOUR OPTIONS BEFORE 3:45 P.M. NEW YORK TIME ON THE EXPIRATION DATE.
IF AN EXPIRATION DATE DESCRIBED HEREIN FALLS ON A WEEKEND OR ANY OTHER DAY ON WHICH THE NASDAQ STOCK MARKET (“NASDAQ”) IS NOT OPEN, YOU MUST EXERCISE YOUR OPTIONS BEFORE 3:45 P.M. NEW YORK TIME ON THE LAST NASDAQ BUSINESS DAY PRIOR TO THE EXPIRATION DATE.
5. SUSPENSION OR TERMINATION OF OPTION FOR MISCONDUCT
If at any time the Committee of the Board of Directors of the Corporation established pursuant to the 2006 Plan (the “Committee”), including any Subcommittee or “Authorized Officer” (as defined in Section 8(a)(v) of the 2006 Plan) notifies the Corporation that they reasonably believe that you have committed an act of misconduct as described in Section 8. (a)(v) of the 2006 Plan (embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Corporation, breach of fiduciary duty or deliberate disregard of Corporation rules resulting in loss, damage or injury to the

Corporation, an unauthorized disclosure of any Corporation trade secret or confidential information, any conduct constituting unfair competition, inducing any customer to breach a contract with the Corporation or inducing any principal for whom the Corporation acts as agent to terminate such agency relationship), the vesting of your option and your right to exercise your option, to the extent it is vested, may be suspended pending a determination of whether an act of misconduct has been committed. If the Corporation determines that you have committed an act of misconduct, your option shall be cancelled and neither you nor any beneficiary shall be entitled to any claim with respect to your option whatsoever. Any determination by the Committee or an Authorized Officer with respect to the foregoing shall be final, conclusive, and binding on all interested parties.
6. TERMINATION OF EMPLOYMENT
Except as expressly provided otherwise in these Standard Terms, if your employment by the Corporation terminates for any reason, whether voluntarily or involuntarily, other than death, Disablement (defined below), Retirement (defined below) or discharge for misconduct, you may exercise any portion of the option that had vested on or prior to the date of termination at any time prior to ninety (90) days after the date of such termination. The option shall terminate on the 90th day to the extent that it is unexercised. All unvested stock options shall be cancelled on the date of employment termination, regardless of whether such employment termination is voluntary or involuntary.
For purposes of this Section 6, your employment is not deemed terminated if, prior to sixty (60) days after the date of termination from Intel or a Subsidiary, you are rehired by Intel or a Subsidiary on a basis that would make you eligible for future Intel stock option grants, nor would your transfer from Intel to any Subsidiary or from any one Subsidiary to another, or from a Subsidiary to Intel be deemed a termination of employment. Further, your employment with any partnership, joint venture or corporation not meeting the requirements of a Subsidiary in which Intel or a Subsidiary is a party shall be considered employment for purposes of this provision if either (a) the entity is designated by the Committee as a Subsidiary for purposes of this provision or (b) you are designated as an employee of a Subsidiary for purposes of this provision.
7. DEATH
Except as expressly provided otherwise in these Standard Terms, if you die while employed by the Corporation, the executor of your will, administrator of your estate or any successor trustee of a grantor trust may exercise the option, to the extent not previously exercised and whether or not vested on the date of death, at any time prior to the end of the term of option (see Section 4).
Except as expressly provided otherwise in these Standard Terms, if you die prior to ninety (90) days after terminating your employment with the Corporation, the executor of your will or administrator of your estate may exercise the option, to the extent not previously exercised and to the extent the option had vested on or prior to the date of your employment termination, at any time prior to the end of the term of option (see Section 4).
The option shall terminate on the applicable expiration date described in this Section 7, to the extent that it is unexercised.
8. DISABILITY
Except as expressly provided otherwise in these Standard Terms, following your termination of employment due to Disablement, you may exercise the option, to the extent not previously exercised and whether or not the option had vested on or prior to the date of employment termination, at any time prior to the end of the term of option (see Section 4); provided, however, that while the claim of Disablement is pending, options that were unvested at termination of employment may not be exercised and options that were vested at termination of employment may be exercised only during the period set forth in Section 6 hereof. For purposes of these Standard Terms, “Disablement” shall be determined in accordance with the standards and procedures of the then-current Long Term Disability Plan maintained by the Corporation or the Subsidiary that employs you, and in the event you are not a participant in a then-current Long Term Disability Plan maintained by the Corporation or the Subsidiary that employs you, “Disablement” shall have the same meaning as disablement is defined in the Intel Long Term Disability Plan, which is generally a physical condition arising from an illness or injury, which renders an individual incapable of performing work in any occupation, as determined by the Corporation.
9. RETIREMENT
For purposes of by these Standard Terms, “Retirement” shall mean either Standard Retirement (as defined below) or the Rule of 75 (as defined below). Following your Retirement, the vesting of the option, to the extent that it had not vested on or prior to the date of your Retirement, shall be accelerated as follows:
(a) If you retire at or after age 60 (“Standard Retirement”), you will receive one year of additional vesting from your date of Retirement for every five (5) years that you have been employed by the Corporation (measured in complete, whole years). No vesting acceleration shall occur for any periods of employment of less than five (5) years; or
(b) If, when you terminate employment with Intel, your age plus years of service (in each case measured in complete, whole years) equals or exceeds 75 (“Rule of 75”), you will receive accelerated vesting of any portion of the option that would have vested prior to 365 days from the date of your Retirement.
You will receive vesting acceleration pursuant to either Standard Retirement or the Rule of 75, but not both. Following your Retirement from the Corporation, you may exercise the option at any time prior to the end of the term of option (see Section 4), to the extent that it had vested as of the date of your Retirement or to the extent that vesting of the option is accelerated pursuant to this Section 9.
10. INCOME TAXES WITHHOLDING
Nonqualified stock options are taxable upon exercise. To the extent required by applicable federal, state or other law, you shall make arrangements satisfactory to Intel for the satisfaction of any withholding tax obligations that arise by reason of an option exercise and, if applicable, any sale of shares of the Common Stock. Intel shall not be required to issue shares of the Common Stock or to recognize any purported transfer of shares of the Common Stock until such obligations are satisfied. The Committee may permit these obligations to be satisfied by having Intel withhold a portion of the shares of the Common Stock that otherwise would be issued to you upon exercise of the option, or to the extent permitted by the Committee, by tendering shares of the Common Stock previously acquired.
11. TRANSFERABILITY OF OPTION
Unless otherwise provided by the Committee, each option shall be transferable only
(a) pursuant to your will or upon your death to your beneficiaries, or
(b) by gift to your Immediate Family (defined below), partnerships whose only partners are you or members of your Immediate Family, limited liability companies whose only shareholders are you or members of your Immediate Family, or trusts established solely for the benefit of you or members of your Immediate Family, or
(c) by gift to a foundation in which you and/or members of your Immediate Family control the management of the foundation’s assets.
For purposes of these Standard Terms, “Immediate Family” is defined as your spouse or domestic partner, children, grandchildren, parents, or siblings.
With respect to transfers by gift under subsection (b), options are transferable whether vested or not at the time of transfer. With respect to transfers by gift under subsection (c), options are transferable only to the extent the options are vested at the time of transfer. Any purported assignment, transfer or encumbrance that does not qualify under subsections (a), (b) and (c) above shall be void and unenforceable against the Corporation.
Any option transferred by you pursuant to this section shall not be transferable by the recipient except by will or the laws of descent and distribution.
The transferability of options is subject to any applicable laws of your country of residence or employment.
12. DISPUTES
The Committee or its delegate shall finally and conclusively determine any disagreement concerning your option.
13. AMENDMENTS
The 2006 Plan and the option may be amended or altered by the Committee or the Board of Directors of Intel to the extent provided in the 2006 Plan.
14. THE 2006 PLAN AND OTHER AGREEMENTS; OTHER MATTERS
(a) The provisions of these Standard Terms and the 2006 Plan are incorporated into the Notice of Grant by reference. You hereby acknowledge that a copy of the 2006 Plan has been made available to you. Certain capitalized terms used in these Standard Terms are defined in the 2006 Plan.
These Standard Terms, the Notice of Grant and the 2006 Plan constitute the entire understanding between you and the Corporation regarding the option. Any prior agreements, commitments or negotiations concerning the option are superseded.
The grant of an option to an employee in any one year, or at any time, does not obligate Intel or any Subsidiary to make a grant in any future year or in any given amount and should not create an expectation that Intel or any Subsidiary might make a grant in any future year or in any given amount.
(b) Options are not part of your employment contract (if any) with the Corporation, your salary, your normal or expected compensation, or other remuneration for any purposes, including for purposes of computing severance pay or other termination compensation or indemnity.
(c) Notwithstanding any other provision of these Standard Terms, if any changes in the financial or tax accounting rules applicable to the options covered by these Standard Terms shall occur which, in the sole judgment of the Committee, may have an adverse effect on the reported earnings, assets or liabilities of the Corporation, the Committee may, in its sole discretion, modify these Standard Terms or cancel and cause a forfeiture with respect to any unvested options at the time of such determination.
(d) Nothing contained in these Standard Terms creates or implies an employment contract or term of employment upon which you may rely.
(e) To the extent that the option refers to the Common Stock of Intel Corporation, and as required by the laws of your country of residence or employment, only authorized but unissued shares thereof shall be utilized for delivery upon exercise by the holder in accord with the terms hereof.
(f) Copies of Intel Corporation’s Annual Report to Stockholders for its latest fiscal year and Intel Corporation’s latest quarterly report are available, without charge, at the Corporation’s business office.
(g) Because these Standard Terms relate to terms and conditions under which you may purchase Common Stock of Intel, a Delaware corporation, an essential term of these Standard Terms is that it shall be governed by the laws of the State of Delaware, without regard to choice of law principles of Delaware or other jurisdictions. Any action, suit, or proceeding relating to these Standard Terms or the option granted hereunder shall be brought in the state or federal courts of competent jurisdiction in the State of California.
(h) Notwithstanding any other provision of these Standard Terms, if any changes in the law or the financial or tax accounting rules applicable to the options covered by these Standard Terms shall occur, the Corporation may, in its sole discretion, (1) modify these Standard Terms to impose such restrictions or procedures with respect to the options (whether vested or unvested), the shares issued or issuable pursuant to this option and/or any proceeds or payments from or relating to such shares as it determines to be necessary or appropriate to comply with applicable law or to address, comply with or offset the economic effect to the Corporation of any accounting or administrative matters relating thereto, or (2) cancel and cause a forfeiture with respect to any unvested options at the time of such determination.